Exhibit 16.1

June 2, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:Great Elm Capital Group, Inc.

File No. 001-16073

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Great Elm Capital Group, Inc., dated May 30, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP